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                                                                       EXHIBIT 5




                                                  November 29, 1994


Board of Directors
Robert Half International Inc.
2884 Sand Hill Road
Suite 200
Menlo Park, CA 94025

Dear Sirs:

     I have reviewed the 1991 Stock Option Plan for Field Employees of Robert Half International Inc. in connection with the filing of a Registration Statement on Form S-8 for the registration of 250,000 additional shares to be offered and sold thereunder.

     It is my opinion that newly issued shares, when offered and sold pursuant to the terms of such plan for not less than their par value, will be legally issued, fully paid and non-assessable. I express no opinion regarding treasury shares.

     I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Steven Karel

                                                  Steven Karel
                                                  Vice President, Secretary
                                                    and General Counsel